                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                       Date of Report:  December 3, 1997



                                 STAODYN, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



      Delaware                        0-8350                   84-0684224
-----------------------       ------------------------  ------------------------
(State or other jurisdiction  (Commission file number)      (IRS Employer
of incorporation)                                          Identification No.)



               1225 Ken Pratt Boulevard, Longmont, Colorado 80501
               --------------------------------------------------
                    (Address of principal executive office)


                                (303) 772-3631
                      ----------------------------------
                        (Registrant's telephone number,
                              including area code)


                                Not applicable
                     -------------------------------------
                        (Former name or former address,
                         if changed since last report)

Item 5.  Other Events
---------------------

       On December 2, 1997, Staodyn, Inc. issued the Press Release attached hereto as Exhibit A.


Item 7.  Financial Statements and Exhibits
------------------------------------------

       (a) Financial Statements - Not applicable

       (b) Pro Forma Financial Information - Not applicable

       (c) Exhibits:

           Exhibit A     Press Release - "Rehabilicare and Staodyn Announce
                         Definitive Agreement to Merge"



                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    STAODYN, INC.


                                   By: /s/Michael J. Newman
                                       ----------------------------------------
                                       Michael J. Newman
                                       Vice President - Finance & Administration



Date:  December 3, 1997

                                   EXHIBIT A

[LOGO OF STAODYN APPEARS HERE]                                    PRESS RELEASE

                             FOR IMMEDIATE RELEASE

                       REHABILICARE AND STAODYN ANNOUNCE
                         DEFINITIVE AGREEMENT TO MERGE

December 2, 1997 - New Brighton, Minnesota and Longmont, Colorado - U.S.A. - Rehabilicare Inc. (NASDAQ-REHB) and Staodyn, Inc. (NASDAQ-SDYN) announced today that they have signed a definitive agreement to merge, forming an international electromedical pain management and rehabilitation company with combined revenues of over $30 million. Under the terms of the agreement, each share of Staodyn common stock will be exchanged for .829 shares of Rehabilicare common stock. The transaction is valued at approximately $23 million at the December 1 closing price of Rehabilicare common stock. The transaction is expected to be accounted for as a pooling-of-interests and to be treated as a tax-free exchange. It is subject to approval by the shareholders of both companies, and other customary closing conditions. Completion is expected during the first quarter of calendar 1998, which is Rehabilicare's third fiscal quarter.

David B. Kaysen, President and CEO of Rehabilicare, said that Rehabilicare anticipates that the merger will be accertive to earnings per share in Rehabilicare's first full fiscal year ending June 30, 1999 after the merger. Rehabilicare also estimates that it will incur one-time charges and related adjustments of approximately $2.5-3.5 million in the period immediately following the merger representing transaction costs and other costs related to the merger, Mr. Kaysen added.

Rehabilicare designs, manufactures and provides electromedical pain management and rehabilitation products and services used for clinical, home health care and occupational medicine applications. Staodyn also develops electrotherapy devices and accessories. Its core business consists of TENS (Transcutaneous Electrical Nerve Stimulation) devices used for the relief of chronic and acute pain, NMES (Neuromuscular Electrical Stimulation) devices used in physical therapy and sports medicine for muscle reeducation and rehabilitation, and PDCS (Pulsed Direct Current Stimulation) devices used in sports medicine and wound care to promote healing of soft tissue injuries.

Staodyn is headquartered in Longmont, Colorado and has a patient support group located in Tampa, Florida. They employ over 175 individuals in the two sites. The company's products are sold in the U.S. through a national sales organization and through wholesale DME (Durable Medical Equipment) dealers. Internationally, Staodyn products are distributed in Canada and western Europe through a network of medical product distributors. Staodyn's unaudited revenues for the fiscal year ended November 30, 1997 are approximately $21 million.

"We expect the combination of our two organizations to produce numerous benefits for our patients, health care providers and other customers as well as for all of our shareholders," Mr. Kaysen stated. Mr. Kaysen went on to say, "The combination of these two organizations creates a powerful entity with the necessary critical mass to have a substantial impact on our industry.

                                                                    continued...

We will have an extremely broad product line of high quality TENS and NMES units as well as the largest line of specialty rehabilitation products in the industry. Rehabilicare's IFII and GVII units are focused on the rehabilitation market while our CTDx is aimed at the large market for repetitive stress injuries of the wrist and elbow. Rehabilicare's newest product, the OrthoDx is being marketed into the very large post-surgical knee market. Staodyn's SporTX is a tremendous product for a wide range of sports related injuries. By combining this broad line of electrotherapy devices with an extensive family of accessories, our new organization will be able to serve a large and growing marketplace."

John R South, President and CEO of Staodyn, Inc. said, "The merger of Staodyn into Rehabilicare will help to realize the full potential of these two strong business organizations, while advancing the capacity of both organizations to service our marketplace with high quality and innovative products."

Mr. Kaysen will remain President and CEO of the combined organization, with the corporate headquarters to be located in New Brighton, Minnesota. In addition, Bayne Gibson and Fred Ayers, currently board members of Staodyn, will be joining the board of Rehabilicare.

Statements in this press release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. The words of phrases "anticipates," "estimates," "expect," or expressions of a similar nature denote forward-looking statements. Those statements are subject to considerable risks and uncertainties, including the risk that shareholder approval of the merger might not be obtained or that other contingencies set forth in the merger agreement are not satisfied, the substantial risks inherent in combining two publicly held corporations without losing personnel, sales channels or customers, and the risks associated with the ongoing businesses of each of the constituent corporations, as outlined in their filings (including their 10-KSB filings) with the Securities and Exchange Commission.

Contact: David B. Kaysen, President and CEO, 612-638-0419, or W. Glen Winchell, Vice President of Finance and CFO, 612-638-0428 both of Rehabilicare, John R. South, President and CEO, 303-772-3631, or Michael J. Newman; Vice President-Finance, 303-772-3631 of Staodyn

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